UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2021

PIERIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37471	30-0784346
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 State Street, 9th Floor		02109
Boston,	MA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 857-246-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIRS	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01: Entry into a Material Definitive Agreement.
On April 24, 2021, Pieris Pharmaceuticals, Inc. and Pieris Pharmaceuticals GmbH (together, “Pieris” or the “Company”) and BP Asset XII, Inc. (“Boston Pharmaceuticals”), a subsidiary of Boston Pharma Holdings, LLC, entered into an Exclusive Product License Agreement (the "Agreement"), to develop PRS-342, a 4-1BB/GPC3 preclinical immuno-oncology Anticalin®-antibody bispecific fusion protein. Under the terms of the Agreement, Boston Pharmaceuticals has exclusively licensed worldwide rights to PRS-342. Pieris will receive an upfront payment of $10 million and is further entitled to receive up to $352.5 million in development, regulatory, and sales-based milestone payments, tiered royalties up to low double-digits on sales of PRS-342, and a percentage of consideration received by Boston Pharmaceuticals in the event of a sublicense of a program licensed under the Agreement or a change of control of Boston Pharmaceuticals. Pieris will also contribute an undisclosed amount toward manufacturing activities.

The term of the Agreement ends upon the expiration of all of Boston Pharmaceuticals’ payment obligations under such Agreement. The Agreement may be terminated by Boston Pharmaceuticals in its entirety for convenience beginning 9 months after its effective date upon 60 days’ notice or, for any program under the Agreement which has received marketing approval, upon 120 days’ notice. If any program is terminated by Boston Pharmaceuticals, Pieris will have full rights to continue such program. The Agreement may also be terminated by Boston Pharmaceuticals or Pieris for an uncured material breach by the other party upon 180 days’ notice (60 days in the case of non-payment of undisputed amounts due and payable), subject to extension for an additional 180 days in certain cases and subject, in all cases, to dispute resolution procedures. The Agreement may also be terminated due to the other party’s insolvency. Pieris may also terminate the Agreement if Boston Pharmaceuticals challenges the validity of any patents licensed under the Agreement, subject to certain exceptions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which Pieris intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021. A copy of the press release announcing the Agreement is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release, Dated April 26, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Dated: April 26, 2021	/s/ Tom Bures
Tom Bures
Vice President, Finance